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                                                               Exhibit 12

                                 FEDDERS CORPORATION
                  Computation of Ratio of Earnings To Fixed Charges
                            (Dollar amounts in thousands)



                                                                Years Ended August 31,
                                             -------------------------------------------------------------

                                                1993         1994        1995          1996         1997
Earnings:
Income (loss) from continuing operations
before taxes, extraordinary items and
cumulative effect of accounting changes        $(2,340)     $19,803     $35,691      $50,266       $28,867

Add:
Portion of rent representative of the
    interest factor                              1,261        1,186         694          675         1,250
  Interest expense                               4,247        4,325       2,713        2,362         4,350
                                             -------------------------------------------------------------
Income (loss) as adjusted                        3,168       25,314      39,098       53,303        34,467
                                             =============================================================
Fixed charges:
  Interest expense                               4,247        4,325       2,713        2,362         4,350
  Portion of rent representative of the
    interest factor                              1,261        1,186         694          675         1,250
                                             -------------------------------------------------------------
      Fixed charges                             $5,508       $5,511      $3,407       $3,037        $5,600
                                             =============================================================
Ratio of earnings to fixed charges                  --         4.59       11.48        17.55          6.15
                                             =============================================================
Deficiency of earnings versus
  fixed charges                                 $2,340           --          --           --            --
                                             =============================================================
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